                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            EAGLE BANCSHARES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            EAGLE BANCSHARES, INC.
                              4305 LYNBURN DRIVE
                            TUCKER, GEORGIA 30084
                                (404) 908-6690





July 11, 1996

DEAR FELLOW SHAREHOLDER:


         You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle"), which will be held at the Reid Cofer Public Library, 4316 Church Street, Tucker, Georgia, on Thursday, August 8, 1996, at 10:30 a.m. local time (the "Annual Meeting").

         The following Proxy Statement outlines the business to be conducted at the Annual Meeting, which includes the election of one class of directors and the ratification of the appointment of Arthur Andersen LLP, as independent public accountants.

         Enclosed are the Notice of Meeting, Proxy Statement, form(s) of proxy card and the 1996 Annual Report. WE HOPE YOU CAN ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT FOR YOU TO COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN THE PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

         If you have any questions about the Proxy Statement or the 1996 Annual Report, please let us hear from you.

                                        Sincerely,



                                        C. Jere Sechler, Jr.
                                        Chairman of the Board

                            EAGLE BANCSHARES, INC.
                              4305 LYNBURN DRIVE
                            TUCKER, GEORGIA 30084


                NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 8, 1996



         NOTICE HEREBY IS GIVEN that the 1996 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle") will be held at the Reid Cofer Public Library, 4316 Church Street, Tucker, Georgia, on Thursday, August 8, 1996 at 10:30 a.m., local time (the "Annual Meeting"), for the following purposes:

         (1) To elect two directors to serve for a term of three years or until their successors have been duly elected and qualified.

         (2) To ratify the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending March 31, 1997.

         (3) Such other matters as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

         Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on July 5, 1996 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                        By Order Of The Board of Directors.




                                        Richard B. Inman, Jr.
                                        Secretary


Tucker, Georgia
July 11,  1996


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON THOSE SHARES OF STOCK HELD BY YOU OTHER THAN SHARES OF COMMON STOCK ALLOCATED TO AN ACCOUNT FOR YOU PURSUANT TO THE TUCKER FEDERAL SAVINGS & LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN.

                            EAGLE BANCSHARES, INC.
                              4305 LYNBURN DRIVE
                            TUCKER, GEORGIA 30084




                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 8, 1996




         This Proxy Statement is furnished to the shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1996 Annual Meeting of Shareholders of the Company and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the Reid Cofer Public Library, 4316 Church Street, Tucker, Georgia, on Thursday, August 8, 1996 at 10:30 a.m. local time.

         The approximate date on which this Proxy Statement and the accompanying proxy card(s) are first being sent or given to shareholders is July 11, 1996.



                                     VOTING

GENERAL

         The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is July 5, 1996.
On the record date, 4,552,200 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting. The number of shares gives effect to a two-for-one split of the Common Stock effected in the form of a stock dividend paid on December 21, 1995. The information in this Proxy Statement gives effect to the stock split.


QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes cast "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

         In voting for the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

         In voting for the proposal to ratify the Board of Directors' appointment of independent accountants for the Company (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law, and the votes cast favoring such proposal must exceed the votes cast opposing such proposal, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.

         Under the rules of the New York Stock Exchange and the American Stock Exchange (the "Exchanges") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

HOLDERS OF COMMON STOCK

         Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. All properly executed proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions given. Shareholders should specify their choices on the accompanying proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" BOTH OF THE PROPOSALS LISTED ON THE PROXY CARD AND
DESCRIBED HEREIN.   The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting, but it is intended that, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy card or by voting in person at the Annual Meeting.

PARTICIPANTS IN THE 401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

         Separate proxy cards are being transmitted to all persons who have shares of Common Stock allocated to their accounts as participants or beneficiaries under the Tucker Federal Savings & Loan Association 401(k) Savings and Employee Stock Ownership Plan (the "Plan"). These proxy cards appoint Richard B. Inman, Jr., Zelma B. Martin and C. Jere Sechler, Jr., who act as Trustees for the Plan, to vote the shares held for the accounts of the participants or their beneficiaries in the Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS, OR IN THE EVENT SHARES ARE NOT YET ALLOCATED TO ANY PARTICIPANT'S ACCOUNT, THE TRUSTEES WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT AND ANY UNALLOCATED SHARES "FOR" BOTH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. The Trustees do not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustees as proxies will vote upon such matters according to their judgment.

         Any Plan participant or beneficiary who executes and delivers a proxy card to the Trustees may revoke it at any time prior to its use by executing and delivering to the Trustees a duly executed proxy card bearing a later date or by giving written notice to the Trustees at the following address: Tucker Federal Savings & Loan Association 401(k) Savings and Employee Stock Ownership Plan, 2355 Main Street, Tucker, Georgia 30084. Under the terms of the Plan, only the Trustees of the plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

COSTS OF SOLICITATION

         In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares of Common Stock held by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company has engaged the services of Corporate Investors Communications, Inc., a proxy solicitation firm, to assist in soliciting proxies from beneficial owners of shares of the Company's Common Stock held by banks, brokerage houses and other custodians, nominees and fiduciaries. The Company anticipates that such assistance will cost approximately $2,500, plus certain out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 31, 1996 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group, based on data furnished to the Company by such persons. Information regarding the beneficial ownership of Common Stock by directors and director nominees is included under "Proposal 1 - Election of Directors" and by executive officers named in the Summary Compensation Table is included under "Proposal 1 - Executive Officers."

                                                   NUMBER OF
                                               SHARES BENEFICIALLY
NAME AND ADDRESS                                       OWNED(1)                        PERCENT OF CLASS
- --------------                                       ----------                       -----------------

J.C. Serrato, Jr., M.D.                             287,000                                    6.30%
711 Center Street
Suite 320
P.O. Drawer 9456
Columbus, Georgia  31908


Tucker Federal Savings &                            326,269   (2)                              7.17%
 Loan Association 401(k) Savings and
Employee Stock Ownership Plan
2355 Main Street
Tucker, Georgia 30084


All directors and                                   359,155   (3)                              7.89%
executive officers
as a group (8 persons)

- ---------------

     (1) The stock ownership information shown above has been furnished to the Company by the named persons and members of the group or obtained from information filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership of the Company's principal shareholders as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons and members of the group have sole voting and investment power with regard to the shares shown as owned by them.

     (2) The Plan is a tax qualified employee benefit plan covering eligible employees of the Company and its subsidiaries, including Tucker Federal Savings & Loan Association ("Tucker Federal") and Prime Eagle Mortgage Corporation. Richard B. Inman, Jr., Zelma B. Martin and C. Jere Sechler, Jr. are the Trustees of the Plan. The Trustees may vote only unallocated shares and allocated shares with respect to which the Trustees do not receive timely voting instructions from participants or their beneficiaries. As of March 31, 1996, 259,229 shares held by the Plan were allocated to participants' accounts and 67,040 shares held by the Plan were unallocated. The Trustees disclaim beneficial ownership of shares held by the Plan that are voted by participants.

     (3) Includes 25,457 shares of Common Stock held by the Plan and allocated to the accounts of the executive officers of the Company; and 17,036 shares held of record by certain family members of the above-referenced group as to which the respective members of the group disclaim beneficial ownership.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company provide that the Board of Directors shall consist of six members and the Restated Articles of Incorporation of the Company, as amended, provide that the directors shall be divided into three classes as nearly equal in number as possible. Directors are elected by shareholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year, and a new class of directors is elected annually for a term of three years at the Annual Meeting of Shareholders.

         The Board of Directors, acting in its capacity as the Nominating Committee, has nominated Walter C. Alford and Richard B. Inman, Jr. to stand for election as directors at the Annual Meeting. Mr. Inman has been a director of the Company since 1992. On September 26, 1995, Mr. Alford was elected by the Board of Directors to fill the unexpired term of Charles J. Alford, Jr., following Charles Alford's retirement. If elected by the shareholders, the nominees will serve a three year term until the 1999 Annual Meeting of Shareholders or until their successors are duly elected. Information regarding the two nominees is set forth below.

         Each of the nominees has consented to serve if elected. If either of the nominees should be unavailable for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card(s) will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT WALTER C. ALFORD AND RICHARD B. INMAN, JR. AS DIRECTORS OF THE COMPANY TO HOLD OFFICE FOR A TERM OF THREE
YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth certain information as of June 1, 1996 regarding the two nominees for director and all current directors whose terms of office will continue after the Annual Meeting.

              DIRECTORS NOMINATED FOR ELECTION TO SERVE UNTIL THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                                                                                                 SHARES
                                                                                                 BENEFICIALLY
                                                                                                 OWNED
                                                                                                 (PERCENT
NAME                       BUSINESS INFORMATION                                                  OF CLASS)(1)
- ----                       --------------------                                                  ------------

Walter C. Alford           Mr. Alford has been an attorney practicing in Tucker,                 28,036 (2)
                           Georgia since 1974, and has served as General Counsel                   (*)
                           to Tucker Federal since 1995.  Mr. Alford, 47, has been a
                           director of the Company and Tucker Federal since April 1995.

Richard B. Inman, Jr.      Mr. Inman has served as President and Chief Executive                  128,292(3)
                           Officer of Tucker Federal since October 1990 and as a                   (2.82%)
                           director of Tucker Federal since 1988.  Mr. Inman also has acted as Treasurer of the Company since May 1993 and
                           Secretary of the Company since July 1995.  From 1982
                           until 1985, Mr. Inman served as President of Holly Ridge
                           Foods.  From 1985 until October 1990, Mr. Inman owned
                           and operated Inman Cream Company.  Prior to 1982, Mr.
                           Inman worked as an investment banker.  Mr. Inman, 44,
                           was first elected to the Board of Directors of the Company in 1992.


                          DIRECTORS TO SERVE UNTIL THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                                                                                                 SHARESBENEFICIALLY
                                                                                                 OWNED
                                                                                                 (PERCENT
NAME                       BUSINESS INFORMATION                                                  OF CLASS)(1)
- ----                       --------------------                                                  ------------

George G. Thompson         Mr. Thompson was the Superintendent of Gwinnett                       4,600(4)
                           County Public Schools from 1990 until December 1994.                    (*)
                           Prior to that time, he was the Administrative Assistant
                           to the Superintendent of the Gwinnett County Public
                           Schools from 1982 until 1989.  He is currently employed
                           by The Center for Leadership in School Reform as a Senior
                           Associate.  Mr. Thompson is 50 and has served as a director of the Company and Tucker Federal since 1993.

Richard J. Burrell         Mr. Burrell retired in 1994 after 40 years of service with           26,500(5)
                           Household International, Inc., a financial services company.             (*)
                           During his employment with Household International, Inc.,
                           Mr. Burrell served as Governmental Relations Director
                           from 1962 until 1994.  Mr. Burrell previously has served
                           as president of the Alabama and Florida Financial Services
                           Associations and Georgia Equity Lenders Association.  Mr.
                           Burrell is a director of the Consumer Credit Counseling
                           Service of Atlanta.  Mr. Burrell is 68 and was first elected as a director of the Company and Tucker Federal in 1994.

                          DIRECTORS TO SERVE UNTIL THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                                                                                                      SHARES
                                                                                                      BENEFICIALLY
                                                                                                      OWNED
                                                                                                      (PERCENT
NAME                           BUSINESS INFORMATION                                                   OF CLASS)(1)
- ----                           --------------------                                                   ------------

Weldon A. Nash, Jr.            Mr. Nash has served as President and Chief Executive Officer           24,624(6)
                               of Weldon, Inc., a company based in Stone Mountain, Georgia              (*)
                               which designs, builds and develops residential and commercial properties,  since 1975.  Mr. Nash, 53, was first elected as a director of the Company and Tucker Federal in 1991.

Conrad J. (Jere) Sechler, Jr.  Mr. Sechler, Jr. was first elected as a director of the Company        72,867(7)
                               in April 1995 and was elected Chairman of the Board in May             (1.6%)
                               1996.  Mr. Sechler, Jr. was elected President of the Company in May 1996 and has served as President of Eagle Service Corporation, a wholly-owned subsidiary of Tucker Federal since 1991.  He served as Executive Vice President of Eagle Service Corporation from 1989 to 1991.  He has been a director of Tucker Federal since 1985 and Chairman of the Board since May 1996.  Mr. Sechler, Jr. is 50.

- ---------------

*    Less than one percent.

(1) The stock ownership information shown above has been furnished to the Company by the named persons or obtained from information filed with the Commission. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

(2) With regard to Mr. Alford, the shares shown include (i) 1,704 shares held of record by his spouse and as to which he disclaims beneficial ownership and (ii) 2,000 shares which may be acquired by Mr. Alford upon the exercise of stock options granted pursuant to the 1994 Eagle Bancshares, Inc. Directors Stock Option Incentive Plan (the "DSOP"). Mr. Alford received legal fees from Tucker Federal in the amount of $116,606 during the fiscal year ended March 31, 1996. The legal fees were paid for services rendered by the law firm on behalf of Tucker Federal for matters involving litigation, title examinations, foreclosure proceedings and the closing of loan transactions, including mortgage title insurance premiums paid to the title insurance company. The fees paid were comparable to fees which could have been obtained in arms-length negotiated transactions with unaffiliated third parties. In addition, in May 1994, Mr. Alford was appointed General Counsel to Tucker Federal and receives a retainer from Tucker Federal in the amount of $12,000 per year. The portion of the retainer paid for the fiscal year is included in the total amount paid to Mr. Alford above.

(3) With regard to Mr. Inman, the shares shown include (i) 23,500 shares which may be acquired by Mr. Inman upon the exercise of stock options granted in accordance with Mr. Inman's 1990 and 1993 employment agreements with Tucker Federal and pursuant to the DSOP; (ii) 30,000 shares of restricted stock for which Mr. Inman has voting power; however, in accordance with the vesting provisions of the award, 7,500 of such shares are subject to forfeiture; (iii) a total of 7,142 shares held for the account of Mr. Inman as a participant in the Plan; and (iv) 2,000 shares which are held of record by the spouse of Mr. Inman as to which he disclaims beneficial ownership. See "Compensation of Executive Officers - Compensation Committee Report" and "Compensation of Executive Officers - Executive Employment Agreements."

(4) With regard to Mr. Thompson, the shares shown include 3,000 shares which may be acquired by Mr. Thompson upon the exercise of stock options granted pursuant to the DSOP.

(5) With regard to Mr. Burrell, the shares shown include 2,500 shares which may be acquired by Mr. Burrell upon the exercise of stock options granted pursuant to the DSOP.

(6) With regard to Mr. Nash, the shares shown include (i) 13,332 shares which are held of record as joint tenants by the spouse and mother-in-law of Mr. Nash as to which he disclaims beneficial ownership and (ii) 3,000 shares which may be acquired by Mr. Nash upon the exercise of stock options granted pursuant to the DSOP.

(7) With regard to Mr. Sechler, Jr., the shares shown include (i) 9,666 shares which may be acquired by Mr. Sechler, Jr. upon exercise of stock options granted in accordance with Mr. Sechler, Jr.'s 1990 and 1994 employment agreements with Eagle Service Corporation, a wholly-owned subsidiary of Tucker Federal, and pursuant to the Stock Option Plan; (ii) 15,000 shares of restricted stock awarded in accordance with Mr. Sechler, Jr.'s 1994 employment agreement for which Mr. Sechler, Jr. has voting power; and
     (iii) a total of 6,245 shares held for the account of Mr. Sechler, Jr. as a participant in the Plan. See "Compensation of Executive Officers - Compensation Committee Report."

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the full Board and through committees. The Board of Directors has standing committees consisting of the Executive Committee, Stock Option Plan Committee, Audit Committee, Compensation Committee, Administrative Committee of the DSOP,
and the Strategic Growth Committee.    During the fiscal year ended March 31,
1996, the Board of Directors held seven meetings. No director of the Company attended fewer than 75% of all meetings of the full Board and of each committee on which such director served during this period.


         The Executive Committee, composed of Messrs. Sechler (Chairman), Burrell, Alford and Inman, Ex-Officio meets in the interim when the full Board is not in session and may exercise the authority of the Board of Directors except to the extent that such authority shall be limited by the Articles of Incorporation, the Bylaws, any resolution of the full Board or by Georgia Law. The Executive Committee met two times during the fiscal year ended March 31, 1996.

         The Stock Option Plan Committee, composed of Messrs. Thompson (Chairman), Burrell and Alford administers the 1995 Employee Stock Incentive Plan and the 1986 Stock Option Incentive Plan (the "Stock Option Plan") and has exclusive power to determine, within the provisions of the plans, persons eligible to participate in the plans and to grant options to eligible employees thereunder. The Stock Option Plan Committee also has the power to interpret and construe any provision of the Stock Option Plan and to make policy consistent with the Stock Option Plan. The Stock Option Plan Committee met two times during the fiscal year ended March 31, 1996.

         The Audit Committee of the Company, composed of Messrs. Nash (Chairman), Burrell and Thompson, also acts as the Audit Committee of the Board of Directors of Tucker Federal. In the capacity as Audit Committee for the Company, it selects the firm to be engaged as independent accountants for the Company for the next fiscal year, reviews the plan for the audit engagement, financial statements, plans and results of internal auditing, and generally reviews financial reporting procedures and reports for regulatory authorities. The Audit Committee met four times during the fiscal year ended March 31, 1996.

         The Compensation Committee, composed of Messrs. Burrell (Chairman), Alford and Nash has the responsibility of reviewing and approving the compensation of all executive officers and determining the factors and other issues regarding incentive compensation arrangements. The Compensation Committee met four times during the fiscal year ended March 31, 1996.

         The Administrative Committee of the DSOP, composed of Messrs. Inman (Chairman), Nash and Thompson administers the DSOP and has the power to effect the granting of options and interpret the incentive plan pursuant only to the terms and provisions of the DSOP. The DSOP Administrative Committee met two times during the fiscal year ended March 31, 1996.

         The Strategic Growth Committee was formed in September 1995 to assist management in creating, coordinating and overseeing strategic growth initiatives. These include identifying possible acquisition targets, developing acquisition plans, developing transaction structures, and evaluating methods of raising additional equity when necessary. The Committee is composed of Messrs. Sechler (Chairman), Burrell and Inman and met ten times during the fiscal year ended March 31, 1996.

         In addition to the standing committees of the Company, the Board of Directors acted in its capacity as the Nominating Committee and met one time during the fiscal year ended March 31, 1996. While the Board acting as Nominating Committee will consider nominees recommended by the shareholders, it has not actively solicited recommendations from the shareholders for nominees.

         Article X of the Company's Restated Articles of Incorporation, as amended, sets forth the procedures for shareholder nominations and proposals.
Article X states that nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. In order for a shareholder to make any such nomination and/or proposal, he or she must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Company not less than ten days nor more than sixty days prior to any such meeting. However, if less than 17 days' notice of the meeting is given to shareholders, such written notice must be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of Common Stock beneficially owned by each such nominee.

         The Board of Directors of Tucker Federal has the following standing committees in addition to the Audit Committee: the Executive Committee, the Real Estate Acquisition Committee and the Investment Committee. Such committees are composed of both inside and outside directors of Tucker Federal and perform those duties customarily performed by committees of such designations in other financial institutions. The Audit Committee meets quarterly with Tucker Federal's Internal Auditor.

DIRECTOR COMPENSATION

         Members of the Board of Directors of the Company receive $300 for each full Board and $200 for each committee meeting attended for their services as directors of the Company. Other than Mr. Inman, who receives no fees from Tucker Federal for services as a director or committee member thereof, directors of Tucker Federal receive an annual fee of $5,000, payable quarterly, in addition to $400 for each Board meeting attended. Executive Committee members of Tucker Federal receive a fee of $200 for each such committee meeting attended and members of all other Tucker Federal committees receive a fee of $300 for each committee meeting attended.

         EAGLE BANCSHARES, INC. 1994 DIRECTORS STOCK OPTION INCENTIVE PLAN. On February 10, 1994, the Board of Directors of the Company approved and adopted the DSOP. Generally, the DSOP provides for grants of nonqualified stock options to be made to directors of the Company or Tucker Federal on and after February 10, 1994, as follows:

         (1) Upon the adoption of the plan for then current directors or upon initially becoming a director of the Company or Tucker Federal, thereafter, an individual receives an option to purchase 2,000 shares of Common Stock, which is exercisable on the date of grant; and

         (2) Upon beginning any term as a director of the Company or Tucker Federal, an individual receives an option to purchase 1,500 shares of Common Stock which vests at the rate of 500 shares per full year of service as a director thereafter.

All options granted under the DSOP expire no later than the date immediately following the 10th anniversary of the date of grant, and may expire sooner in the event of the disability or death of the optionee, or if the optionee ceases to serve as a director. All options granted under the DSOP may not be assigned or transferred except upon death, and the exercise price of all options issued under the DSOP is the fair market value of the Common Stock on the date that the option is granted.

         During the fiscal year ended March 31, 1996, options to purchase 2,000 shares of Common Stock were granted to Mr. Alford, 1,500 shares to Mr. Nash, 1,500 shares to Mr. Sechler, Jr. and 3,500 shares to Betty Petrides, a director of Tucker Federal, under the DSOP.

         TUCKER FEDERAL SAVINGS AND LOAN ASSOCIATION DIRECTOR'S RETIREMENT PLAN. Participants under the Directors' Retirement Plan will receive a benefit in the form of a monthly annuity for the life of the Participant with payments commencing as of the first day of the month following the later of (i) the date on which the Participant is no longer a Director or (ii) the date on which the Participant attains age 65 (the "payment commencement date") and continuing until the first day of the month in which the Participant's death occurs if the Participant survives until his payment commencement date (although monthly payments are suspended during any period in which the Participant again serves as a Director). A Participant who dies prior to his payment commencement date will receive no monthly benefit under the Directors' Retirement Plan.

         The amount of a Participant's monthly payments under the Directors' Retirement Plan is generally equal to the product of (i) the average monthly compensation (including only compensation paid for service as a Director) of the Participant, and (ii) a percentage based upon the Participant's Years of Service ranging from 0% with less than six years of service up to 100% with at least twelve years of service. A Participant's average monthly compensation is determined by averaging the Participant's monthly compensation during the 24 month period in the Participant's compensation history during which the Participant's compensation is the highest.

         In addition to the monthly benefit (if any) provided to a Participant under the Directors' Retirement Plan, a Participant also is generally entitled to an additional lump sum benefit if (i) the Participant has completed at least 12 but not 18 or more Years of Service as of the date on which the Participant is no longer a Director, or (ii) the Participant was a Director as of the effective date of the Directors' Retirement Plan, has completed 12 Years of Service as of such date and ceases to be a Director as of, or prior to, the end of his current term of service as a Director. The lump sum benefit payable to such Participants is 2,000 shares of the Common Stock of the Company or a cash payment equal to the fair market value (determined in accordance with the provisions of the Eagle Bancshares, Inc. DSOP and determined as of the date of payment) of such 2,000 shares, whichever is elected by the Participant.

         Generally, all benefits under the Directors' Retirement Plan are unsecured obligations of Tucker Federal, and Participants do not, and cannot, make contributions to fund benefits under the Directors' Retirement Plan. Generally, the Directors' Retirement Plan is not funded and benefit payments are made directly by Tucker Federal although Tucker Federal may make discretionary contributions to a trust to aid in funding the benefits to be provided under the Directors' Retirement Plan, and, upon a change of control (as defined in the Directors' Retirement Plan), the Company must, within ten days of the change of control, make an irrevocable contribution to a trust in an amount sufficient to pay all accrued benefits and lump sum benefits to which Participants are entitled as of the date of the change of control.


                       EXECUTIVE OFFICERS OF THE COMPANY

         The following provides information as of June 1, 1996 as to the name, age and position of the executive officers of the Company who are not directors of the Company, including all positions and offices with the Company and its subsidiaries and their business experience during the past five years and shares of Common Stock beneficially owned. Information with respect to executive officers who are directors of the Company is set forth under "- Information Regarding Nominees and Directors." There are no agreements or understandings between any officer and any other person pursuant to which any officer was selected.

                                                                                                   SHARES
                                                                                                   BENEFICIALLY
NAME AND AGE                 CURRENT POSITION(S) AND BUSINESS EXPERIENCE                           OWNED(%)(1)
- ----------                   -------------------------------------------                           ------------

LuAnn Durden                 Ms. Durden has been Senior Vice President and Chief                   24,541(2)
(37)                         Financial Officer of Tucker Federal since 1994 and was                   (*)
                             Internal Auditor and Vice President of Finance of Tucker
                             Federal from 1987 to 1994. Prior to joining Tucker Federal,
                             Ms. Durden was a Senior Auditor with Peat Marwick
                             Mitchell & Co.  She is a Certified Public Accountant.


Betty Petrides               Ms. Petrides has been Executive Vice President of Tucker                 49,695(3)
(42)                         Federal since 1988 and Secretary of Tucker Federal                       (1.09%)
                             since 1989.  She was elected to the Board of Directors of
                             Tucker Federal in April 1995.


- ---------------

*   Less than one percent.

(1) The stock ownership information shown above has been furnished to the Company by the named persons. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

(2) With regard to Ms. Durden, the shares shown include (i) 20,000 shares that she may acquire upon exercise of stock options granted in accordance with the terms and conditions of the Stock Option Plan, and (ii) 4,541 shares held for her account as a participant in the Plan.

(3) With regard to Ms. Petrides, the shares shown include (i) 42,166 shares that she may acquire upon exercise of stock options granted in accordance with her employment agreement with Tucker Federal and pursuant to the Stock Option Plan and DSOP; (ii) 15,000 shares of restricted stock awarded in accordance with her employment agreement; and (iii) 7,529 shares held for the account of Ms. Petrides as a participant in the Plan. In addition, pursuant to Ms. Petrides' employment agreement with Tucker Federal, Ms. Petrides is entitled to be granted an option to purchase 20,000 shares of Common Stock, which option will be exercisable immediately. The actual grant of the option has not been made and the share ownership information excludes such entitlement. See "Compensation of Executive Officers - Compensation Committee Report" and "Compensation of Executive Officers - Executive Employment Agreements."


                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

         The following report of the Compensation Committee of the Board of Directors (the "Committee") discusses generally the Committee's executive compensation objectives and policies in connection with developing and implementing compensation for executive officers and the relationship of those objectives and policies to corporate performance for the fiscal year ended March 31, 1996. The report also specifically discusses the Committee's bases for compensation of the executive officers of the Company and Tucker Federal named in the Summary Compensation Table. In 1993, the Committee engaged KPMG Peat Marwick to evaluate the Company's executive compensation policy in connection with a review of compensation practices at comparable institutions and to recommend an executive compensation program. The Committee implemented changes pursuant to KPMG Peat Marwick's recommendations. In an effort to continually evaluate the Company's Executive Compensation program, the Committee recently engaged SNL Securities to conduct a study and make further recommendations. Each member of the Committee is a disinterested director.
The Committee strongly believes that the performance of each executive officer has the potential to impact the short-term and long-term profitability of the Company. Consequently, the design of the executive compensation program has both short-term and long-term components. Persons covered by this report are Richard B. Inman, Jr., President and Chief Executive Officer of Tucker Federal;
C. Jere Sechler, Jr., President of the Company, Eagle Service Corporation and Eagle Real Estate Advisors; Betty Petrides, Executive Vice President of Tucker Federal; and LuAnn Durden, Senior Vice President and Chief Financial Officer of Tucker Federal.

         EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES. The objective of the Committee is to provide a competitive compensation program with incentives to promote superior corporate performance, thereby providing a direct link between corporate performance and compensation. It is expected that total compensation will vary annually based on Company and individual performance. The Committee believes that compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels. This approach is illustrated by a comparison of the payouts under the Bonus column of the Summary Compensation Table from 1994 to 1996. The Committee has established the following policies to serve as guidelines for the compensation program and for compensation decisions:

         - Develop a package of total compensation designed to attract talent, motivate a high level of individual performance and retain executives whose skills and leadership are essential for building long-term shareholder value;

         - Establish annual incentive compensation for executive officers directly tied to corporate performance; and

         - Implement long-term incentives to link executive compensation to an equity interest to align executive compensation with benefits realized by shareholders.

         Total executive compensation consists of base salary, short- term and long-term incentive compensation. Base salary is determined by a review of salaries paid by financial institutions within the Southeast and financial institutions outside of the region that are comparable in size. Peer Group comparative information is relevant, but the Committee's position on total compensation is driven primarily by the Company's performance and individual contributions. The Company's base salary level for executive officers are below the median of base salaries of the selected group of financial institutions.

         Incentive compensation is based upon a mix of short-term and long-term incentives. Short-term incentive compensation or bonus awards are granted in cash and are based upon whether the Company meets or exceeds critical performance measures. For Mr. Inman, Mr. Sechler, Jr. and Ms. Petrides, earnings per share target levels are used to determine bonus amounts. Performance factors such as production, return on assets, return on equity, profit center earnings and efficiency ratios are considered and weighted in the awarding of short-term incentive compensation for Ms. Durden. Company earnings must reach a prescribed threshold level before incentive compensation is awarded to the executive officers pursuant to a formula. The formula provides for awards ranging in amount from 15% of base salary at the threshold performance level to 100% of base salary at the maximum performance level for Mr. Inman, Mr. Sechler, Jr. and Ms. Petrides and from 10% to 40% of base
salary for Ms. Durden.   Short-term incentive compensation cannot be earned
when the level of nonperforming assets and delinquencies exceed an established percentage of total assets of the Company on the last day of any fiscal year. These criteria serve to insure a continued level of safety and soundness of the institution.

         Long-term incentive awards are provided through the grant of stock options pursuant to the Company's Stock Option Plan. In addition, long-term incentive may be provided by a grant of restricted stock. Option grants and restricted stock awards for Mr. Inman, Mr. Sechler, Jr. and Ms. Petrides are subject to three year vesting requirements and five year vesting requirements for Ms. Durden. The Committee believes that a significant portion of senior executives' compensation should be dependent upon value created for the shareholders; options and restricted stock are believed to be an excellent vehicle to accomplish this by tying the interest of executive officers of the Company directly to the interest of shareholders. Options are granted with an exercise price of not less than the fair market value of the Company's Common Stock on the date of grant thus providing value in the executive's options only if the value for other shareholders is created. Options generally are exercisable for a period of ten years. Long-term incentive compensation is a significant component of total executive compensation. However, the amount of awards is not based on any formula, but is intended to provide the executive officers with a meaningful ownership interest in the Company, thereby linking compensation to performance.

         All four of the named executive officers are subject to employment agreements. Compensation arrangements for those executives are based upon and in accordance with the employment agreements, each of which has an initial three year term. Officers not named in the Summary Compensation Table and all other employees receive total compensation based upon the factors noted above, including an incentive performance award component of their annual compensation.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER OF TUCKER FEDERAL. The compensation of Richard B. Inman, Jr., President and Chief Executive Officer of Tucker Federal, is based upon an employment agreement entered into on October 1, 1993. In connection with the employment agreement, which was approved by the Committee, the base salary was determined based upon the competitive analysis described above, and is subject to adjustment annually by the Committee, provided that the base salary may not be less than $120,000 per year and any increases in base salary are not subject to reduction. Mr. Inman's base salary has not been adjusted since the effective date of the employment agreement. Short- term and long-term incentive compensation for Mr. Inman is determined in accordance with the employment agreement based on the criteria discussed above. See "Executive - Employment Agreements." For the year ended March 31, 1996, Mr. Inman was awarded a cash bonus of $112,800.

         OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE COMPENSATION. It is the responsibility of the Committee to address the issues raised by tax laws which make certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the Company. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. Given the Company's current level of executive compensation, it is not now necessary to consider this issue. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

                           THE COMPENSATION COMMITTEE

                          Richard J. Burrell, Chairman
                              Weldon A. Nash, Jr.
                               George G. Thompson


EXECUTIVE COMPENSATION

         SUMMARY OF COMPENSATION. The following table summarizes, for the Company and its subsidiaries, the elements of compensation paid or accrued during the three fiscal years ended March 31, 1995 to the Chief Executive Officer of Tucker Federal and each of the other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1996 (the "named executive officers").

                                                SUMMARY COMPENSATION TABLE
                                                ------- ------------ -----


                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                   -------------------------
                                                ANNUAL COMPENSATION                RESTRICTED     SECURITIES
                                                -------------------                 STOCK         UNDERLYING
                                                                                   AWARD(S)        OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY($)(1)  BONUS($)(2)       ($)(2)         (#)(4)      COMPENSATION ($)(5)
- ---------------------------                ----     ---------     -----------       ------         ------      -------------------

Richard B. Inman, Jr.                      1996      $120,000     $112,800         $     -              -
  President and Chief Executive            1995       120,000       94,800               -              -          $19,688
  Officer of Tucker Federal;               1994       108,000      243,635         219,375         11,750           20,320
  Treasurer and Secretary of                                                                                        22,902
  the Company

C. Jere Sechler, Jr.                       1996       $93,750     $ 88,125          $    -              -
  Chairman of Board and President          1995        93,750      117,924         129,375          5,000          $18,732
  of the Company; President of             1994        75,000      104,228               -          1,500           21,040
  Eagle Service Corporation                                                                                         19,502

Betty Petrides                             1996       $93,750     $ 88,125         $     -              -
  Executive Vice President and             1995        93,750      117,924         129,375          5,000          $17,313
  Secretary of Tucker Federal              1994        75,000      104,228               -              -           20,775
                                                                                                                    17,034
LuAnn Durden                               1996       $78,526      $29,908               -              -
  Senior Vice President and Chief          1995        70,000       30,127               -              -          $14,502
  Financial Officer of                     1994        48,984       20,000               -              -           13,539
  Tucker Federal                                                                                                     9,581


- ---------------

(1) Includes, for Mr. Inman, directors fees of $3,300, $900 and $-0- paid during fiscal 1996, 1995 and 1994, respectively. For additional information regarding the compensation of Mr. Inman, Mr. Sechler, Jr., Ms. Petrides and Ms. Durden. See "- Compensation Committee Report" and
     "- Executive Employment Agreements."

(2) Reflects cash bonus awards paid for the achievement of specific performance criteria. See "- Compensation Committee Report." In addition, for Mr. Inman, the 1994 bonus amount includes a portion of a restricted stock award (7,500 shares) which vested on the grant date. The dollar value of this award, based on the number of shares of restricted stock multiplied by the closing price of the Company's Common Stock on the grant date was $73,125.

     In addition, for Mr. Sechler, Jr. and Ms. Petrides, reflects for 1995 a portion of a restricted stock award (3,750 shares) which vested on the grant date. The dollar value of each of these awards, based on the number of shares of restricted stock multiplied by the closing price of the Company's Common Stock on the grant date was $42,188.

(3) The dollar amount shown equals the number of shares of restricted stock awarded multiplied by the closing price of the Company's Common Stock on March 31, 1996.

     After giving effect to the portion of the restricted stock award referred to in footnote (2) above which vested on the grant date (7,500 shares), Mr. Inman held 22,500 shares of restricted stock on March 31, 1996, which had a value of $348,750 based on the closing price of the Company's Common Stock on March 31, 1996 of $15.50. The total restricted stock award (30,000 shares) vests over a three year period, with one-fourth of the shares vesting on the grant date and an additional one-fourth vesting on each of the first, second and third anniversaries of the grant date. Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.

     After giving effect to the portion of the restricted stock award referred to in footnote (2) above which vested on the grant date (3,750 shares), Mr. Sechler, Jr. and Ms. Petrides each held 11,250 shares of restricted stock on March 31, 1996, which had a value of $174,375 based on the closing price of the Company's Common Stock on March 31, 1996 of $15.50. The total restricted stock award for each of Mr. Sechler, Jr. and Ms. Petrides (15,000 shares) vests over a three year period, with one-fourth of the shares vesting on the grant date and an additional one-fourth vesting on each of the first, second and third anniversaries of the grant date. Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.

(4) Ms. Petrides' 1987 employment agreement provided for the grant of options in the amount of 4,000 shares per year for five years if she remained in the employ of Tucker Federal. Pursuant to that arrangement, Ms. Petrides is entitled to be granted an option to purchase 20,000 shares of Common Stock, but the actual grant of the option has not been made and the data in the table does not reflect such option for 20,000 shares.

(5)  All Other Compensation paid during fiscal 1996 includes the following:
     (i) contributions to the Plan made annually by Tucker Federal have not yet been paid but are estimated to be: Mr. Sechler, Jr. - $4,620; Mr. Inman - $3,600; Ms. Petrides - $2,812; and Ms. Durden $2,491; and (ii) contributions to the Plan by Tucker Federal are estimated to be: Mr. Sechler, Jr. - $14,112; Mr. Inman - $16,088; Ms. Petrides - $ 14,501 and
     Ms. Durden $12,011.

     All Other Compensation paid during fiscal 1995 includes the following:
     (i) contributions to the Section 401(k) profit sharing plan by Tucker
     Federal: Mr. Sechler, Jr. - $4,605; Mr. Inman - $4,928; Ms. Petrides - $4,746; and Ms. Durden - $2,450 and (ii) contributions to the Plan by Tucker Federal: Mr. Sechler, Jr. - $16,435; Mr. Inman - $15,329; and Ms. Petrides - $16,029; and Ms. Durden - $11,089.

     All Other Compensation paid during fiscal 1994 includes the following:
     (i) contributions to the Section 401(k) profit sharing plan by Tucker
     Federal: Mr. Inman - $2,887; Mr. Sechler, Jr. - $2,490; Ms. Petrides - $2,250; and Ms. Durden - $1,478; and (ii) contributions to the Plan by Tucker Federal: Mr. Inman - $20,015; Mr. Sechler, Jr. - $17,012; Ms. Petrides - $14,784; and Ms. Durden - $8,103.

         OPTIONS. The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended March 31, 1996. All such options were granted pursuant to the DSOP. In addition, in accordance with the rules and regulations of the Commission, set forth is the present value of each option granted, calculated using the Black-Scholes option pricing model.


                      OPTION GRANTS IN LAST FISCAL YEAR


              INDIVIDUAL GRANTS
              ---------- ------

                                                   % OF TOTAL
                             NUMBER OF             OPTIONS
                       SECURITIES UNDERLYING       GRANTED TO        EXERCISE OR
                              OPTIONS              EMPLOYEES IN      BASE PRICE                                    GRANT DATE
NAME                        GRANTED (1)            FISCAL YEAR(1)    ($/SH)            EXPIRATION DATE(2)      PRESENT VALUE ($)(3)
- ----                      --------------           -------------     ------            -----------------       --------------------

C. Jere Sechler, Jr.           1,500                      18%         $14.25                7/20/05                $  6,565

Richard B. Inman, Jr.            -                        -              -                    -                           -

Betty Petrides                 3,500                      41%         $12.8125              5/5/05                   17,426

LuAnn Durden                     -                        -              -                    -                           -

- ---------------

(1) Options granted pursuant to the DSOP represent 59% of total options granted to directors or employees of the Company during fiscal 1996. The options vest in increments, with one-third of the options becoming exercisable on the date of grant and an additional one-third of the options becoming exercisable on each successive anniversary date until fully vested on the second anniversary from the date of grant. Pursuant to the terms of the DSOP, the DSOP Administrative Committee approves the grants of these nonqualified options.

(2) Options granted under the DSOP are exercisable until the earlier of (i) the date immediately following the tenth (10th) anniversary of the date of the grant or (ii) three months after the date the director ceases to be a director except in the event of death or disability.

(3) The "Grant Date Present Value" is calculated using the Black-Scholes Warrant Valuation Call Option Model, assuming a constant dividend yield. This model assumes no dilution effects and includes the following assumptions for the option to purchase 1,500 shares granted to Mr.
    Sechler, Jr. and 3,500 shares granted to Ms. Petrides: stock price as of the grant date - $14.25 and $12.8125 respectively; expected monthly volatility - 1.667%; annual risk free rate of return - 6.43% and 6.69%, respectively (drawn from the bid yield on the ten year Treasury note on the grant date); annual dividend yield - 3.35%; and period to exercise - ten years.

    The following table sets forth option exercises by the named executive officers during the fiscal year ended March 31, 1996, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of March 31, 1996 and (ii) the respective value for "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at March 31, 1996.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED                    VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL                      IN-THE-MONEY OPTIONS AT
                                                                YEAR END(#)                             FISCAL YEAR END($)(1)
                                                             --------------------                       ----------------------
                                 SHARES ACQUIRED       VALUE
NAME                             ON EXERCISE(#)        REALIZED ($)     EXERCISABLE  UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
- ----                             --------------        ------------     -----------  -------------     -----------    -------------
Richard B. Inman, Jr.           $     -             $      -                23,500         -            $126,813     $   -

C. Jere Sechler, Jr.                11,000                222,750           13,000        1,500           52,625        1,875

Betty Petrides                        -                    -                45,500        1,000          449,344        2,688

LuAnn Durden                          -                    -                 4,000       16,000           17,000       68,000

PERFORMANCE GRAPH

         The Commission requires that the Company provide a line graph presentation that compares the Company's cumulative five year return on an indexed basis with an overall stock market index and either a published industry index or an index of peer companies selected by the Company. The performance graph set forth below compares the Company's cumulative total shareholder return on Common Stock with the cumulative total return of companies on the Standard and Poors 500 Index and on the Standard and Poors Savings and Loan Holding Companies Index. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on March 31, 1991 and also assumes dividend reinvestment. The shareholder return reflected below for the five year historical period may not be indicative of future performance.





                            3/31/91      3/31/92      3/31/93      3/31/94        3/31/95       3/31/96
  Eagle Bancshares, Inc.     $100         $123         $280          $385          $393           $548

  S&P 500 Index              $100         $111         $128          $130          $150           $198

  S&P Savings and Loan
  Holding Co's Index         $100         $107         $128          $113          $126           $174

EXECUTIVE EMPLOYMENT AGREEMENTS

         The compensation of Richard B. Inman, Jr., President and Chief Executive Officer of Tucker Federal, is based on an employment agreement between Mr. Inman and Tucker Federal entered into on October 1, 1993, which was approved by the Compensation Committee. The agreement provides for a three year term of employment at a base salary of not less than $120,000 per year and any increases in base salary are not subject to reduction. Mr. Inman's base salary has not been increased since 1993. The employment agreement provides for an annual performance-based cash bonus which is based upon the performance of the Company in meeting or exceeding earnings per share target levels. If performance of the Company reaches the threshold level, short-term incentive compensation will be awarded pursuant to a formula. The formula provides an award of from 15% of base salary at the threshold performance level to 100% of base salary at the maximum performance level. No bonus will be paid under the agreement, as amended, regardless of the Company's net income, if certain nonperforming and delinquent loans and foreclosed properties as defined under the agreement exceed 3% of total assets of Tucker Federal as of the end of the applicable fiscal year. The agreement further stipulates that Mr. Inman will continue to receive his base salary for the greater of (i) the remaining term of the agreement or (ii) one (1) year following termination without cause and Mr. Inman will receive any unpaid pro rated bonus earned. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the Stock Option Plan and through the award of restricted stock. Pursuant to the agreement, Mr. Inman was granted on October 1, 1993 an incentive stock option pursuant to the Stock Option Plan to purchase 20,000 shares of Common Stock at $9.75 per share. The option vests in increments of one-third over a three year period and expires ten years from the date of grant. Mr. Inman also was granted a restricted stock award for 30,000 shares of Common Stock on October 1, 1993. One-fourth of the restricted stock award vested on the date of grant and the balance vests in increments of one-fourth over a three-year period. The initial three year term of the agreement is extended automatically for an additional three-year term unless Tucker Federal or Mr. Inman gives contrary written notice no less than thirty days prior to the date on which the agreement would otherwise be extended.

         To ensure the continuity of the management team of Tucker Federal and its wholly-owned subsidiary, Eagle Service Corporation, Tucker Federal entered into an employment agreement with Betty Petrides, Executive Vice President of Tucker Federal, and Eagle Service Corporation entered into an employment agreement with Conrad J. Sechler, Jr., President of Eagle Service Corporation. Both agreements were entered into on June 1, 1994 and provide for the employment of the respective individuals for a period of three years at a base salary of $93,750 annually and certain other benefits. Each agreement provides for an annual performance-based cash bonus which is based upon the performance of the Company in meeting or exceeding earnings per share target levels. If performance of the Company reaches the threshold level, short-term incentive compensation will be awarded pursuant to a formula. The formula provides an award of from 15% of base salary at the threshold performance level to 100% of base salary at the maximum performance level. No bonus will be paid under either agreement, regardless of the Company's net income, if nonperforming assets, as defined under the agreements, exceed 3% of total assets of Tucker Federal as of the end of the applicable fiscal year. Each agreement provides that the employee will continue to receive salary and benefits, including a portion of the bonus earned, for the remaining term of the agreement, or one year, whichever is greater, following termination without cause. Pursuant to each agreement, on June 1, 1994, the Stock Option Plan Committee affirmed the grant of incentive stock options to each of Ms. Petrides and Mr. Sechler, Jr. to purchase 10,000 shares of Common Stock of the Company each at $11.25 per share. The options vest in one-third increments over a three-year period and expire ten years from the date of grant. Pursuant to each agreement, Ms. Petrides and Mr. Sechler, Jr. each were granted a restricted stock award for 15,000 shares of Common Stock on June 1, 1994. One-fourth of the restricted stock award vested on the date of grant and the balance vests in increments of one-fourth over a three-year period. In addition, Ms. Petrides is entitled to be granted options for 4,000 shares of Common Stock for each 12 months employed from October 1987 for a period of five years. Under that arrangement, Ms. Petrides is entitled to be granted an option for a total of 20,000 shares of Common Stock, but the actual grant has not been made. The exercise price is to be determined at the time of the option grant.

         On May 17, 1996, Tucker Federal entered into an employment agreement with LuAnn Durden to provide for an employment period of three years at a base salary of $90,000 and certain other benefits. This agreement further provides for an annual cash incentive award of between 10% and 40% of base salary based upon a matrix containing performance factors including earnings per share, efficiency ratio, return on assets and return on equity. Such matrix may be adjusted annually by the Company. No bonus will be paid, regardless of the attainment of individual goals, if the Company does not meet certain threshold earnings levels nor if the Company's non-performing, delinquent and foreclosed loans exceed 3% of total Company assets at the end of the fiscal year.

         Additionally, the employment agreements of each of Mr. Inman, Ms. Petrides, Mr. Sechler, Jr., and Ms. Durden provide that in the event there is a "Change of Control" (as hereafter defined) of the ownership of Tucker Federal, with regard to Mr. Inman, Ms. Petrides and Ms. Durden, or Eagle Service Corporation, with regard to Mr. Sechler, Jr., such executives may at any time immediately resign upon notice to the Company. For purposes of this paragraph, the "Company" will refer to Tucker Federal, with regard to Mr. Inman, Ms. Petrides and Ms. Durden, or to Eagle Service Corporation, with regard to Mr. Sechler, Jr. Upon a Change of Control of the Company, each executive will receive their base salary through the date of termination. Additionally, any restrictions on awards of vested restricted stock will expire. Any vested incentive stock options must be exercised within 90 days of termination and any vested nonqualified stock options must be exercised within 30 days following termination. If, however, a Change of Control occurs, and the executive's employment is terminated within one year of such Change of Control without cause, the executive will receive a 100% of his base salary commencing immediately after termination and payable over a period of 12 months or the remaining term of the Agreement, whichever period is greater. The executive also will receive any earned but unpaid base salary and annual incentive compensation payments prorated for the remainder of full calendar months ended upon the date of termination. Any restricted stock awards or stock options granted to the executive prior to termination pursuant to a long-term incentive compensation plan will become fully vested upon a Change of Control. All other benefits granted under the employment agreements will be continued in accordance with such terms for 12 calendar months from the effective date of termination pursuant to a Change of Control. Note, however, that any payment in connection with a Change of Control shall be limited so that such payment will not constitute a "golden parachute payment" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. A "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated resulting in a change in the ownership of 25% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, and the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary, or (iv) a person, within the meaning of
Section 3(a)(9) or of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall acquire 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

CERTAIN TRANSACTIONS

         Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), effective August 9, 1989, Tucker Federal had a policy of making consumer loans and loans for the financing and improvement of personal residences to its officers, Directors and employees at preferred rates. All such loans were approved by the Board of Directors.
These loans were made in the ordinary course of business and on substantially the same terms and collateral, except for interest rates, as those of comparable transactions prevailing at the time, and did not involve more than the normal risk of collectibility or present other unfavorable features.
Tucker Federal's policy was to extend residential mortgage loans to such persons at rates equivalent to 1/4% (rounded upward to the nearest 1/8 of 1%) above Tucker Federal's cost of funds, adjusted each six months. Consumer loans were granted to such persons at rates equivalent to 2% above Tucker Federal's cost of funds. Upon leaving the employment of Tucker Federal, loans for such persons reverted to the prevailing note rate for a fixed or adjustable rate loan.

         As a result of the enactment of FIRREA, Tucker Federal was required to change its policy concerning extension of loans to Directors and executive officers. Pursuant to FIRREA, Tucker Federal may not extend loans at preferred interest rates to Directors or to executive officers. However, the interest rates in effect on loans made before the enactment of FIRREA generally will continue in effect. FIRREA allows employees who are not Directors or executive officers to receive loans at an interest rate that is one percent below the prevailing interest rate for comparable transactions (for example, 9% instead of 10%). Such loans are subject to the rules of the Office of Thrift Supervision ("OTS") and may be reviewed by the OTS during its examinations of Tucker Federal.

         Set forth below is certain information relating to loans made to executive officers and directors of the Company and Tucker Federal, and their affiliates (including immediate family members), during the fiscal year ended March 31, 1996, and whose aggregate loan balances exceeded $60,000 at any time during the preceding fiscal year. Loans to affiliates of the executive officers, Directors and Director nominees are not listed below, as all such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.


                                                   DATE          ORIGINAL                          RATE        BALANCE
                                   LOAN            LOAN            LOAN              NOTE           AT           AT
NAME                               TYPE            MADE           AMOUNT             RATE        3/31/96       3/31/96
- ----                               ----            ----           ------             ----        -------       -------
Conrad J. Sechler, Sr.(1)          Mortgage        1/85          $170,000           11.375%        5.875%      $142,016

- ---------------

(1) Mr. Sechler, Sr. was Chairman of the Board of the Company and Tucker Federal until his death in May 1996. Mr. Sechler, Jr. is the son of Mr. Sechler, Sr.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and reports in changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended March 31, 1996, its executive officers, directors, and owners of more than ten percent of the Company's Common Stock complied with all such applicable filing requirements.


      PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, as independent accountants for the Company for the fiscal year ending March 31, 1997, which appointment the shareholders are requested to ratify. The appointment will be reconsidered by the directors if not ratified by shareholders.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholders' questions.

         KPMG Peat Marwick LLP was engaged as independent accountants to the Company for the fiscal year ended March 31, 1994. On June 28, 1994, the Board of Directors changed the Company's independent accountants for the fiscal year ended March 31, 1995 from KPMG Peat Marwick LLP to Arthur Andersen LLP, which appointment was ratified by the shareholders of the Company.

         The accountants report on the financial statements of the Company for the fiscal year ended March 31, 1994 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The accountants report was modified, in fiscal year 1994, due to the adoption of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" on April 1, 1993, and the adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at March 31, 1994. For the fiscal year ended March 31, 1994 and the subsequent interim period preceding such change of independent accountants, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During the fiscal year ended March 31, 1994 and the subsequent interim period preceding such change of independent accountants, there were no "reportable events" as that term is defined in the regulations of the Commission.

         In addition, the Company did not during its two most recent fiscal years prior to engaging Arthur Andersen LLP consult with Arthur Andersen LLP regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the financial statements of the Company.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1996.


                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Proposals of shareholders of the Company intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before March 13, 1997 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to the 1997 Annual Meeting of Shareholders.


             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING


         The Board of Directors knows of no other matters other than those described herein which may properly come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote on such matters in accordance with their judgment.


         UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED MARCH 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO EAGLE BANCSHARES, INC., 4305 LYNBURN DRIVE, TUCKER, GEORGIA 30084-0086, ATTENTION: RICHARD B. INMAN, JR., SECRETARY. SUCH ANNUAL REPORT IS NOT TO BE TREATED AS PART OF THE PROXY SOLICITATION MATERIALS OR AS HAVING BEEN INCORPORATED HEREIN BY REFERENCE.

                                                                     Appendix A

                                                      EAGLE BANCSHARES, INC.

REVOCABLE PROXY                                            COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Betty Petrides and Zelma B. Martin, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Eagle Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of the Company, to be held at the Reid Cofer Public
Library, 4316 Church Street, Tucker, Georgia, on Thursday, August 8, 1996, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1)  Elect as directors the two nominees listed below to serve for a term of three years or until their successors have been duly elected and qualified:

                      / / FOR BOTH NOMINEES listed below                 / / WITHHOLD AUTHORITY to vote
                          (except as marked to the contrary below).          for both nominees listed below.

    INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the  nominee's name in the list below.

    Walter C. Alford and Richard B. Inman, Jr.

2)  Rally the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March
    31, 1997.

                               / /  FOR                   / /  AGAINST                / /  ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.


                    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                                    (Continued and to be signed and dated on the reverse side)

                     (Continued and from the other side)

PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed, IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1 AND 2 LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Corporate Secretary, or by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

                                 ---------------------------------
                                 Signature

                                 ---------------------------------
                                 Signature, if shares held jointly


                                 Date:
                                      ----------------------------


Please mark, date and sign exactly as your name appears on the proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.
Do you plan to attend the Annual Meeting?             / /  YES     / /  NO